SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 12, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
     Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY) announced today that its Board of Directors elected Dr. Ralph Bentley as its chairman and Dr. Harry Davis as its vice chairman.
     Dr. Bentley, a founding director of Piedmont Bank, has served as a board member of Yadkin Valley Financial Corporation since its inception in 2006, and its wholly-owned subsidiary, Yadkin Valley Bank and Trust Company, since 2002. Piedmont Bank and its parent company, Main Street BankShares, Inc., were acquired by Yadkin Valley Bank and Trust Company in 2002.
     Dr. Davis, a founding director of High Country Bank, has served as a board member of Yadkin Valley Financial Corporation since its inception in 2006, and of its wholly-owned subsidiary, Yadkin Valley Bank and Trust Company, since 2004. High Country Bank and its parent company, High Country Financial Corporation, were acquired by Yadkin Valley Bank and Trust Company in 2004.
     Bill Long, CEO and President, stated, “Our shareholders could not have asked for a more qualified Board of Directors. It is a privilege to have Dr. Bentley and Dr. Davis leading our dedicated and experienced Board.”
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	June 12, 2007